JOHNSON, HOLSCHER & COMPANY, P.C.
                                                    Certified Public Accountants




October 20, 2000




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re:  Goldstate Corporation
     File No. 0-26705


Dear Sirs:

I agree with the statements made in Item 4 of the report on Form 8-K of Goldstate Corporation (the "8-K Report"), as reprinted below from the 8-K
Report:

     "Item 4. Changes in Registrant's Certifying Accountant

     On October 20, 2000, Johnson, Holscher & Company, P.C., the principal independent accountant of Goldstate Corporation, a Nevada corporation (the "Company") resigned because of a business decision made by management of Johnson, Holscher & Company, P.C. to cease rendering services for clients which involve services or representation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. During the Company's two most recent fiscal years and any subsequent interim period preceding the resignation of Johnson, Holscher & Company, P.C., there were no disagreements with Johnson, Holscher & Company, P.C. which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Johnson, Holscher & Company, P.C., would have caused Johnson, Holscher & Company, P.C. to make reference to the subject matter of the disagreements in connection with its reports. Johnson, Holscher & Company, P.C., as the Company's principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to the Company's financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles. The principal independent accountant did modify its opinion due to going concern uncertainties.

     On October 20, 2000, the board of directors of the Company approved and authorized the engagement of LaBonte & Co., Chartered Accountants, #1205 - 1095 West Pender Street, Vancouver, British Columbia V6E 2M6 as the principal independent accountant for the Company."

Very truly yours,


JOHNSON, HOLSCHER & COMPANY, P.C.



/s/ Dean H. Johnson
-----------------------
By: Dean H. Johnson, C.P.A.